UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 14, 2006, Atmel Corporation (the “Company”) received a staff determination notice from The Nasdaq Stock Market indicating that because the Company had failed to timely file its Form 10-Q for the quarter ended June 30, 2006, it is currently not in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14). The Company will request a hearing before the NASDAQ Listing Qualifications Panel to review the staff determination.
The Company also announced today that it had received an informal request for information from the San Francisco District Office of the Securities and Exchange Commission relating to the Company’s past granting of stock options. The Company intends to cooperate fully with all matters related to this request.
A copy of the press release relating to these announcements is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of August 15, 2006, entitled “Atmel to Request Hearing Regarding NASDAQ Staff Determination Notice.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
(Registrant)

Date: August 15, 2006	By:	/s/ Robert Avery

Robert Avery
Vice President Finance &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of August 15, 2006, entitled “Atmel to Request Hearing Regarding NASDAQ Staff Determination Notice.”